Exhibit 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (the “Agreement”) dated as of February 24, 2023 by and between RNR Enterprises, a Wyoming Corporation (the “Consultant”) and Nevada Canyon Gold Corp. (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1. Consulting. The Company hereby retains Consultant, and Consultant hereby agrees to make itself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2. Duties of Consultant.

(a)	The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the “Services”) during the Term (as defined below). Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or there is an exemption available from such licensing or registration) include, directly or indirectly any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

(b)	The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect. Consultant shall have control over the time, method, and manner of performing the Services.

3. Term. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on March 1, 2023 (the “Effective Date”) and shall continue through March 1, 2026 (the “Term”) and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of its intention not to renew this Agreement at least 30 days prior to the expiration of the initial term or any renewal term of this Agreement.

4. Compensation. In consideration of the Services to be rendered by Consultant hereunder, during the Term the Company agrees to pay the Consultant as follows:

(a)	Seven Hundred and Fifty Thousand (750,000) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the Common Stock), which shall vest ratably. Accordingly, Twenty Thousand Eight Hundred and Thirty-Three (20,833) Shares shall be payable in 36 monthly payments, at the sole discretion of the Company.

(b)	Accelerated Vesting Upon Change of Control. Upon the occurrence of a Change of Control, all then-unvested Restricted Shares shall immediately vest in full, so long as the Participant’s Service has not been terminated before the date of the consummation of the Change of Control. For the purposes of this Agreement, a “Change of Control” shall be deemed to occur upon the consummation of any of the following events: (a) any person or persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (other than the Company or any subsidiary of the Company) shall beneficially own (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, at least 25% of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; (b) Current Directors (as herein defined) shall cease for any reason to constitute at least a majority of the members of the Board (for this purpose, a “Current Director” shall mean any member of the Board as of the date hereof and any successor of a Current Director whose election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the Current Directors then on the Board); (c) (i) the complete liquidation of the Company or (ii) the merger or consolidation of the Company, other than a merger or consolidation in which (x) the holders of the common stock of the Company immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common stock of the continuing or surviving corporation immediately after such consolidation or merger or (y) the Board immediately prior to the merger or consolidation would, immediately after the merger or consolidation, constitute a majority of the board of directors of the continuing or surviving corporation, which liquidation, merger or consolidation has been approved by the shareholders of the Company; or (d) the sale or other disposition (in one transaction or a series of transactions) of all or substantially all of the assets of the Company pursuant to an agreement (or agreements) which has (have) been approved by the shareholders of the Company.

(c)	If the shares of Common Stock outstanding at any time after the date hereof are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Shares issued pursuant to this Section 4 shall be adjusted proportionately, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

Consultant is solely obligated to formally report as his/her income all compensation received from Company for Consultant’s services. Consultant agrees to indemnify Company and hold it harmless to the extent Consultant is alleged or determined to be obligated or liable to pay any tax, including but not limited to payroll, FICA and social security withholding, and unemployment, disability and/or worker’s compensation insurance or similar item in connection with any payment made to Consultant. Consultant shall not be entitled to compensation from Company except as set forth in this Agreement and in no event shall Consultant be entitled to any fringe benefits available to employees of Company. Consultant waives any rights Company may now or in the future have in such fringe benefits even if Consultant is later deemed a “common law employee.”

5. Representations and Warranties of the Consultant. This Agreement and the issuance of the Shares hereunder is made by the Company in reliance upon the express representations and warranties of the Consultant, which by acceptance hereof the Consultant confirms that:

(a)	The Shares issued to the Consultant pursuant to this Agreement are being acquired by the Consultant for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares.

(b)	The Shares issued to the Consultant pursuant to this Agreement are being acquired by the Consultant for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Shares.

(c)	Consultant further represents that Consultant has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information.

(d)	Unless and until the Shares are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(e)	The Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6. Expenses. Consultant shall be entitled to prompt reimbursement by the Company for all pre-approved ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the term of this Agreement, including any renewal or extension terms (in accordance with the policies and procedures established by the Company) in the performance of its duties and responsibilities under this Agreement; provided, that Consultant shall properly account for such expenses in accordance with Company policies and procedures.

7. Termination. This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within thirty (30) days of receipt of written notice of such default (an “Early Termination”). Following the initial Term, either party may, in its discretion and at its option terminate this Agreement at any time upon thirty (30) days’ written notice to the other party, provided, however, the provisions providing compensation to Consultant, as well as Section 4, 6, 7, 8, and 16, shall survive such termination.

8. Confidential Information. Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses, financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”). Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person or entity, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company. Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information. Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

9. Independent Contractor. It is understood and agreed that this Agreement does not create any relationship of association, partnership, or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor. Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

10. Conflict of Interest. Each party hereto waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

11. Waiver of Breach. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12. Binding Effect; Benefits. The Consultant may not assign its rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto.

14. Entire Agreement; Amendments. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought.

15. Severability. The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Governing Law; Consent to Jurisdiction. This Agreement, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder shall be governed by and construed in accordance with the law of the State of Nevada without giving effect to the principles of conflicts of law thereof. Each of the parties hereto each hereby submits for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of Nevada. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the clause set forth in Paragraph 4 below. The place of mediation/arbitration shall be at a location that is mutually agreed upon by both parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(a)	Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.

(b)	The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.

(c)	All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

(d)	Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

(e)	At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph (b) above.

(f)	All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.

17. Headings. The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Signatures evidenced by facsimile transmission will be accepted as original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey A Cocks
Name:	Jeffrey Cocks
Title:	CEO

CONSULTANT:

By:	/s/ Ryan Neely
Name:	Ryan Neely
Title:	CEO

Exhibit A

Services

Investor and Media Relations Manager

●	In coordination with Chief Executive Officer to implement communication campaigns designed to create awareness of the Company’s business plan and the strategic direction of the organization’s operations specifically through social media outlets

●	Collaboration with executive leadership to develop and meet company investor and media communications goals.

●	Perform other related duties as assigned including tradeshows, investor meetings, and act as a representative of the company on investor calls

●	Design and develop strategic development strategies and plans. Also, provide assistance with implementing suggested plans/strategies. Oversee and examine new strategy progress and development.